Exhibit 99.2

Middleburg Financial Corporation Announces Third Quarter 2009 Dividend

MIDDLEBURG, VIRGINIA, (October 29, 2009) The board of directors of Middleburg Financial Corporation (NASDAQ: MBRG) today announced a $0.10 per common share cash dividend for shareholders of record as of November 13, 2009, and payable on November 27, 2009.

Middleburg Financial Corporation common stock trades on the NASDAQ Market under the MBRG symbol. Middleburg Financial Corporation is headquartered in Middleburg, Virginia, and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group. Middleburg Trust Company and Middleburg Investment Advisors are part of Middleburg Investment Group. Middleburg Bank serves Loudoun, Fairfax and Fauquier Counties in Virginia with seven financial service centers. Middleburg Trust Company is headquartered in Richmond, Virginia and maintains offices in several of the financial service centers. Middleburg Investment Advisors, Inc., is a registered investment management firm located in Alexandria, Virginia.

Contact:	Joseph L. Boling, Chairman of the Board & CEO (540)-687-4812
Gary R. Shook, President (540)-687-4801
Jeffrey H. Culver, Executive Vice President (703)-737-3470